                                                        EXHIBIT B

                       PREMIER PARKS INC.

                     SUBSCRIPTION AGREEMENT


Premier Parks Inc.
11501 Northeast Expressway
Oklahoma City, Oklahoma   73131
Attention:  Kieran E. Burke, Chairman of the Board

Gentlemen:

     I.   Subscription.
          The undersigned (the "Subscriber"), intending to be legally bound, hereby agrees to purchase from Premier Parks Inc. (the "Company"), a Delaware corporation, the number of shares (the "Shares") of Series A 7% Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company set forth on the signature page hereof. This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Agreement, relating to a placement (the "Placement") to the Subscriber and certain other purchasers (collectively, the "Purchasers") of up to 200,000 shares of Preferred Stock (the "Preferred Shares"). The purchase price ("Purchase Price") of the Preferred Shares shall be $100.00 per Share.
     II.  Closing.


          1. Time and Place. The closing (the "Closing") of the purchase and sale of the Shares contemplated by this Agreement shall be held at the offices of Baer Marks & Upham, 805
Third Avenue, New York, New York 10022, at 10:00 A.M. New York time on the Closing Date, as such term is defined in the

Agreement and Plan of Merger, dated as of June 30, 1995, as in effect on the date hereof (the "Merger Agreement"), among the Company, a wholly-owned subsidiary of the Company, Premier Parks Acquisition, Inc., Funtime Parks, Inc. ("Funtime") and certain of the shareholders of Funtime, Parks, Inc., a true and complete copy of which has been delivered to the Subscriber by the Company. Pursuant to an escrow agreement (the "Escrow Agreement"), between the Company and Baer Marks & Upham (the "Escrow Agent"), a true and complete copy of which has been delivered to the Subscriber by the Company, the Escrow Agent will hold funds of the Purchasers (collectively, the "Escrow Funds"), respectively, representing payment of the Purchase Price. If the Closing shall not have occurred on or prior to September 30, 1995 or, if the Merger Agreement shall be terminated in accordance with its terms, the Escrow Agent shall forthwith return the Escrow Funds to the Purchasers, with accrued interest thereon. For purposes of this Agreement, "business day" shall mean any day on which banks are not required or authorized to close in the City of New York. The Company will give the Subscriber at least five business days' prior written notice of the Closing Date. Except as otherwise provided herein or in the Escrow Agreement, the subscription by the Subscriber shall be irrevocable and shall survive the death, incapacity or disability of the Subscriber; provided, however, that, without limiting any other provision set forth in this Agreement or the Escrow Agreement, the obligations of the parties at the Closing shall be conditioned upon the consummation of the Merger, as defined in the Merger Agreement and the receipt by the Subscriber of the Supplement (as hereinafter defined) in form and substance reasonably acceptable to the Subscriber.
          2. Delivery by Company. At the Closing, against receipt of the Purchase Price for the Shares being purchased at such Closing paid by the Subscriber, and as a condition thereto, the Company shall deliver to the Subscriber (i) a share cer-tificate registered in the Subscriber's name and representing such Shares, which certificate shall bear the legend set forth in
Section 4.7(d) hereof, together with any legends required under applicable state securities laws, (ii) an opinion of Baer Marks & Upham, addressed to the Subscriber and dated the Closing Date, in form and substance satisfactory to the Subscriber with respect to the matters set forth in Exhibit A hereto, and (iii) evidence in form and substance satisfactory to the Subscriber that the Company has received any and all opinions of counsel to Funtime and its Shareholders provided for under the Merger Agreement.
The Company shall pay any and all taxes and governmental fees in connection with: (a) the issuance, sale or delivery by the Company to the Subscriber of the Shares, and (b) the execution and delivery of this Agreement and any other documents or instruments executed and delivered to the Subscriber at the Closing. The Company shall hold the Subscriber harmless, without limitation as to time, against any and all liabilities with respect to any such taxes and fees, and such obligations shall survive the transfer of the Shares, or any of them, and the termination of this Agreement; provided, however, that such
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obligations shall not extend to any taxes and governmental fees due of the Subscriber of any Shares as a consequence of its transfer of such Shares, or in respect of any income or gains to such Subscriber. At the Closing, the Company shall deliver to the Subscriber such additional certificates, instruments, and other documents in form and substance satisfactory to the Subscriber as the Subscriber shall have reasonably requested in connection with the Closing.
          3. Payment of the Purchase Price by the Subscriber. No later than two business days prior to the Closing, the Subscriber shall pay the Purchase Price for the Shares being purchased at the Closing by means of a bank wire transfer of immediately available funds to the Escrow Agent to an account, to be held by the Escrow Agent pursuant to the Escrow Agreement, designated in the Company's notice of the Closing referred to above. The Subscriber must complete the information called for on the signature page hereof relating to such wire transfer.
     III. Acceptance of Subscription.


     The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this subscription and any other subscription for the Preferred Shares, in whole or in part, at any time prior to the Closing, notwith-standing prior receipt by the Subscriber of oral or written notice of acceptance. If this subscription is rejected by the Company in whole or in part, the Company shall promptly return all funds (or in the case of a partial rejection, the portion of the funds representing the Purchase Price of the rejected subscription) received from the Subscriber. If the subscription is rejected in whole, this Agreement shall thereafter be of no further force or effect, except as otherwise expressly stated herein.
     IV. Representations, Warranties and Agreements of Subscriber. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company, as follows:
          A. 1.     The Subscriber understands that the offering
and sale of the Preferred Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder, and in accordance therewith and in furtherance thereof, the Subscriber represents and warrants and agrees as follows:
               2.   The Subscriber and/or the Subscriber's
adviser(s) (i) has/have received the Company's Preliminary Confidential Placement Memorandum, dated July 21, 1995, relating to the issuance by the Company of its Senior Notes (the "Senior Notes") in connection with the Merger (at the date hereof referred to as the "Memorandum" and, at Closing, together with a supplement thereto (the "Supplement") setting forth the principal terms of the Senior Notes not included in such Preliminary Memorandum herein referred to as the "Memorandum"), and a copy of the Certificates of Designation relating to the Preferred Shares (collectively, the "Certificate"), in all material respects in the form in which it will be filed with the Secretary of State of the State of Delaware, (ii) has/have carefully reviewed the information contained therein, and (iii) has/have had access to the same kind of information which would have been available in a registration statement filed by the Company under the Act.
               3.   The Subscriber acknowledges that the
Subscriber, the Subscriber's attorney, accountant, or adviser(s) has/have had a reasonable opportunity to inspect all documents, records and books pertaining to this investment (including, without limitation, the Memorandum).
               4.   The Subscriber and/or the Subscriber's
adviser(s) has/have had a reasonable opportunity to ask questions and receive answers from a person or persons acting on behalf of the Company concerning the Merger, the issuance of the Senior Notes and the Placement and all such questions have been answered to the full satisfaction of the Subscriber.
               5. No oral or written information furnished to the Subscriber or the Subscriber's adviser(s) in connection with the Placement was in any way inconsistent with the information stated in the Memorandum.
               6. The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by any person other than a representative of the Company.

               7. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the jurisdiction in which the Subscriber resides; the Subscriber has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.
               8.   The Subscriber has such knowledge and
experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the Placement to evaluate the merits and risks of an investment in the Shares, and to make an informed investment decision with respect thereto.
               9. The Subscriber is not relying on the Company or any agent of the Company with respect to the tax and other economic considerations of an investment in the Shares (except as set forth in the final sentence of Section 2(b) hereof).
               10. The Subscriber will not sell or otherwise transfer the Shares without registration under the Act and applicable state securities laws, or pursuant to an exemption therefrom. The Shares have not been registered under the Act or under the securities laws of any state and, except as set forth under Section 6 hereof, the Company will be under no obligation to so register the Shares. The Subscriber represents that the Subscriber is purchasing the Shares for the Subscriber's own account, for investment and not with a view to resale or distribution except in compliance with the Act and applicable state securities laws.
               11. The Subscriber recognizes that investment in the Shares involves substantial risks, including the risk of loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risks related to the purchase of the Shares.
          B. The Subscriber is an "accredited investor" as that term is defined in Regulation D under the Act inasmuch as the Subscriber meets the requirements of one or more of the subparagraphs listed in Exhibit B hereto as of the date of this Agreement, and if there is any material change in such status prior to the Closing, the Subscriber will promptly notify the Company in writing.
          C. The Subscriber's overall commitment to investments which are not readily marketable is reasonable in relation to the Subscriber's net worth.
          D. The Subscriber hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws to which the Company is subject, including without limitation, such additional information as the Company may deem appropriate with respect to the Subscriber's suitability.
          E. The execution, delivery and performance of this Agreement by the Subscriber (i) will not constitute a default under or conflict with any agreement or instrument to which the Subscriber is a party or by which it or its assets are bound,
(ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Subscriber (including, without limitation, any applicable laws relating to permissible legal investments) and (iii) do not require the consent of any person or entity. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes the valid and binding agreement of the Subscriber enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.
          F. The Subscriber has not retained, or otherwise entered into any agreement or understanding with, any broker or finder in connection with the purchase of Shares by the Subscriber, and the Company will not incur any liability for any fee, commission or other compensation on account of any such retention, agreement or understanding by the Subscriber.
          G.   The Subscriber acknowledges:
               1.   In making an investment decision, the
Subscriber has relied on the Subscriber's own examination of the Company and the terms of the Placement, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the Memorandum or this Agreement. Any representation to the contrary is a criminal offense.

               2. The Subscriber, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the Subscriber is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to enter into this Agreement and make an investment in the Shares.
               3.   The representations, warranties and
agreements of the Subscriber contained herein shall be true and correct in all material respects on and as of the Closing as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Shares.
               4.   The Subscriber understands that the
certificate representing the Shares, the certificates representing the shares of Preferred Stock issuable as dividends on the Preferred Shares (the "Dividend Shares") and the certificates representing the shares (the "Conversion Shares") of the Company's common stock, par value $.01 per share ("Common Stock") into which the Preferred Shares are convertible, shall bear a legend in substantially the following form, together with any legend required by applicable state securities law, and the Subscriber shall not transfer any or all of the Shares, the Dividend Shares, the Conversion Shares or any interest therein, except in accordance with the terms of such legends:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, and may be offered, sold or otherwise transferred only if so registered under the Act and applicable state securities laws or if the holder has delivered to the Company an opinion of counsel, which counsel and opinion shall be satisfactory to the Company, that an exemption from such registration is available."
     V.   Representations and Warranties of the Company.


     The Company represents and warrants to the Subscriber as follows:
          1. Each of the Company and Tierco Maryland, Inc., Frontier City Properties, Inc., Tierco Water Park, Inc. and Frontier City Partners Limited Partnership (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of organization. The Subsidiaries own and operate the themed amusement and water parks described in the Memorandum as owned by them. Each of the Company and its Subsidiaries is duly qualified and in good standing in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted.
          2. Neither the Company nor any Subsidiary is in violation of its charter or by-laws (or other organizational documents) or in default in any material respect under any indenture, mortgage, deed of trust, note, bank loan or credit agreement, or any other agreement or instrument which is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which they are bound. Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations, judgments, orders and decrees of any government or governmental agency or instrumentality applicable to its business and properties, except where the failure to so comply would not, in the aggregate, have a material adverse effect upon the financial condition of the Company and its Subsidiaries, taken as a whole.
          3. All of the outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable, free of preemptive rights. Prior to the Placement, the capitalization of the Company was as set forth in the Memorandum. Prior to the Closing, the Company shall not issue any shares of Preferred Stock (except in the Placement) or, except as described in the Memorandum, any shares of Common Stock, or securities convertible into or exercisable with respect to any such shares. Except as disclosed in the Memorandum, there are no subscriptions, warrants, options, calls, commitments by or arrangements to which the Company is bound relating to the issuance or purchase of any shares of capital stock of the Company.
          4. All of the issued and outstanding capital stock (or other equity interest) of each Subsidiary has been duly and validly issued and is fully paid and non-assessable and is owned directly or indirectly by the Company. There are no outstanding warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock (or other equity interests) of any Subsidiary.
          5. Each of the Company and its Subsidiaries owns outright, in fee simple, title to the real property purported to be owned by it, free and clear of all liens, mortgages, charges or encumbrances of any nature, except security interests granted in connection with the acquisition of such property or financing transactions which do not materially interfere with or materially impair the present use of such property in the normal conduct of the business of the Company or such Subsidiary.
          6. Subsequent to March 31, 1995, and except as disclosed in the Memorandum, there has not occurred any material adverse change in the condition (financial or otherwise), earnings or business prospects of the Company and its Subsidiaries, taken as a whole.
          7. There is no action, suit or proceeding before or by any court or governmental agency now pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary that the Company reasonably believes would result in a material adverse change in the condition (financial or otherwise), earnings or business prospects of the Company and its Subsidiaries, taken as a whole, or that would materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement or this Agreement. As a condition to Closing on the part of the Subscriber, no action, suit or proceeding against the Company or the Subscriber relating to the consummation of the Placement nor any government action seeking to delay or enjoin any such transaction shall be pending or threatened.
          8. The historical consolidated financial statements of the Company contained in the Memorandum present fairly the financial condition and results of operations of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated therein and were prepared in accordance with generally accepted accounting principles applied on a consistent basis. To the best of the knowledge of the Company, based upon information provided to it in connection with the Merger, the consolidated financial statements of Funtime contained in the Memorandum present fairly the financial condition and results of operations of Funtime and its subsidiaries as of the respective dates and for the respective periods indicated therein and were prepared in accordance with generally accepted accounting principles applied on a consistent basis. The pro forma adjustments have been properly applied to historical amounts, in all material respects in accordance with Regulation S-X of the SEC (as defined), in the preparation of the pro forma financial statements included in the Memorandum.
          9. The Company has full corporate power and authority to enter into this Agreement and to issue and sell the Preferred Shares on the terms and conditions set forth herein. The execution and delivery of this Agreement, the Merger Agreement, the Senior Notes and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Company. At the Closing, the Subscriber shall have received a certificate of the Secretary or an Assistant Secretary of the Company in form and substance satisfactory to the Subscriber, with respect to the authorization by the Board of Directors of the Company of this Agreement and the Certificate and the consummation of the transactions contemplated hereby. As of the Closing, this Agreement, the Merger Agreement and the Senior Notes will have been duly executed and delivered and will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms.
          10. The Company has previously furnished the Subscriber with true and complete copies of the Memorandum. As of the date hereof the information in the Memorandum does not, and as of the date of the Supplement, the information in the Memorandum relating to the Company or the Subsidiaries shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. To the knowledge of the Company, based upon information provided to it in connection with the Merger, as of the date hereof the information in the Memorandum relating to Funtime, and its subsidiaries does not, and as of the date of the Supplement, the information in the Memorandum relating to Funtime and its subsidiaries shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.
          11. The Company has delivered to the Subscriber a true and complete copy of the Merger Agreement. The Merger Agreement is in full force and effect. Neither the Company or any subsidiary of the Company, nor, to the best of the knowledge of the Company, Funtime or any stockholder of Funtime is in default in any material respect under the Merger Agreement. No event has occurred or, to the best of the knowledge of the Company, is alleged to have occurred, which constitutes or, with lapse of time or giving of notice or both, would constitute such a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance under the Merger Agreement by the Company or any subsidiary of the Company or, to the best of the knowledge of the Company, by Funtime or any stockholder of Funtime. To the best of the knowledge of the Company, based upon information provided to it in connection with the Merger, the representations and warranties of Funtime and its stockholders, and each of them, under the Merger Agreement are true and correct in all material respects.
          12. The Certificate will have been duly filed with the Secretary of State of the State of Delaware prior to the Closing. The Preferred Shares, the Dividend Shares and the Conversion Shares, when issued, delivered and paid for in accordance with the terms hereof and the Certificate, will be duly and validly issued, fully paid and non-assessable and shall be free and clear of all liens, claims and encumbrances. The Dividend Shares and the Conversion Shares have been duly reserved for issuance by the Company. There are no preemptive rights with respect to any shares of the capital stock of the Company, including, without limitation, the Shares or the Conversion Shares.
          13. The execution, delivery and performance of this Agreement, the Merger Agreement or the Senior Notes by the Company (i) will not constitute a default under or conflict with the Company's charter or bylaws or any agreement or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective assets, is bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Company or any Subsidiary and (iii) do not require the consent of any person or entity, except as disclosed in writing to the Subscriber, all of which will have been obtained prior to the Closing Date.
          14. Neither the Company nor anyone acting on its behalf has directly or indirectly offered any securities for sale to, or solicited any offer to buy any of the same from, anyone so as to bring the offer, sale, issuance and/or delivery of the

Preferred Shares, the Dividend Shares or the Conversion Shares, or any of them, within the registration requirements of the Act. Assuming representations and warranties of the Purchasers contained in this Agreement and the other Subscription Agreements are true and correct, neither the offer, sale, issuance and/or delivery of the Preferred Shares, the Dividend Shares or the Conversion Shares, nor any of them, hereunder will result in any contravention of any applicable federal or state securities laws, and will not require any approval or consent of any governmental authority, commission or agency (other than filings under applicable state securities law required to be made by the Company which the Company shall effectuate on a timely basis).
          The representation, warranties and agreements of the Company contained herein shall, as a condition to Closing on the part of the Subscriber, be true and correct in all material respects on and as of the Closing Date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the sale of the Shares, and the Company shall have delivered to the Subscriber a certificate to that effect, dated the Closing Date, executed by its Chairman, President or one of its Vice Presidents.
     VI.  Registration Rights.

          A.   Demand Registration


               1. If the Company shall receive at any time after December 31, 1996 a written request from the holders of a majority of the Conversion Shares (assuming for the purpose of such request and the determination of such holders that all Preferred Shares outstanding on the date of such request had been converted into Conversion Shares) for registration with the Securities and Exchange Commission ("SEC") under the Act of all or part of such holders' Registrable Securities (as hereinafter defined), within ten days thereafter, the Company shall give written notice of such registration request to all holders of record ("Holders") of Registrable Securities. All requests made pursuant to this paragraph (a) shall specify the number of Registrable Securities to be registered and shall also specify the intended methods of disposition thereof; provided, however, that if the Holders of a majority of the Registrable Securities requested to be included in such registration request an underwritten offering, the method of disposition shall be such an offering. As used herein, the term "Registrable Securities" shall mean (i) the Conversion Shares and (ii) any securities issued or issuable with respect to the Conversion Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that a security shall cease to be a Registrable Security when it shall no longer be a "Restricted Security". "Restricted Security" shall mean any security unless or until: (i) it has been registered under the Act; (ii) it is distributed to the public pursuant to Rule 144 under the Act or is then capable of being sold by the Holder thereof pursuant to Rule 144(k) (or any similar provisions then in force); or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend pursuant to the Act and not subject to any stop transfer order has been delivered by or on behalf of the Company.
               2. Following the receipt by the Company of the notice referred to in Section 6(a) above, the Company shall within 90 days prepare and file with the SEC a registration statement under the Act (a "Registration Statement") and shall use its reasonable good faith efforts to effect the registration of the aggregate number of Registrable Securities designated in such notice and in any written notice from any other Holder received by the Company within 15 days following the delivery of the Company's notice to all Holders referred to in Section 6(a), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) by the Holders of Registrable Securities included in such Registration Statement. The Company will use its best efforts to keep current the prospectus included in such Registration Statement (a "Prospectus") for the period reasonably necessary to effect the sale of such Registrable Securities, which period shall not exceed nine (9) months after the effective date of the Registration Statement (or, if the Company is entitled to file the Registration Statement on Form S-3, two years thereafter).
If the registration is being made in connection with an underwritten offering, the managing underwriter shall be selected by the holders of a majority of the Registrable Securities to be included in such Registration Statement, and shall be reasonably acceptable to the Company.
               3. Subject to the provisions of paragraph (d) below, the Holders of Registrable Securities shall be entitled to two registrations pursuant to this Section 6.1; provided, however, that the Company's obligation with respect to each such demand shall be deemed satisfied only when a Registration Statement covering all Registrable Securities specified in a request for a registration under this Section 6.1, for sale in accordance with the method of disposition specified in such request, shall have become effective.
               4.   If (i) the Holders of a majority of the
Registrable Securities included in any Registration Statement determine for any reason not to proceed with a registration pursuant to this Section 6.1 at any time before the Registration Statement has been declared effective by the SEC and (if such Registration Statement has then been filed with the SEC or a period of 30 days has elapsed since the date the Company has received from such Holders a written request for registration pursuant to Section 6.1(a)) or (ii) the Registration Statement, which has been declared effective, relates to a firm commitment underwritten public offering and the sale of the included Registrable Securities to the underwriter does not occur for any reason, and such Holders do not agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the reasonable expenses incurred by it attributable to the registration of such Registrable Securities, then such Holders shall be deemed to have exercised one of their two rights to require the Company to register Registrable Securities pursuant to this Section 6.1.
               5. If, prior to the time any written request for registration is received by the Company pursuant to this Section 6.1, the Company by action of its board of directors or any duly authorized committee thereof has determined to proceed with the preparation and filing of a Registration Statement under the Act in connection with the proposed offer and sale for cash of any of its securities by it, such written request shall be deemed to have been given pursuant to Section 6.2 rather than this Section 6.1, the Holders' rights with respect to such request shall be governed by Section 6.2 and the Holders shall not be deemed to have exercised their rights to require the Company to register Registrable Securities pursuant to this Section 6.1.
               6.   The Company shall not have the right to
include any of its securities in any registration initiated under this Section 6.1. The Holders acknowledge that, as of the Closing, the holders (the "Prior Holders") of approximately 21,000,000 shares of Common Stock pursuant to (i) Subscription Agreements dated October 1992 and October 1994 and (ii) a Registration Rights Agreement, dated March 8, 1995 (collectively, the "Prior Agreements") will have the right to include such shares of Common Stock in a Registration Statement under Section
6.1 to the extent provided in the Prior Agreements. Other than the Prior Holders, no securityholder of the Company shall be entitled to include securities in a Registration Statement under

Section 6.1. The Prior Holders may not include shares of Common Stock therein unless:
                    a.   if any of the Registrable Securities
covered by such registration are to be sold in an underwritten offering, the Prior Holders agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold; and
                    b.   if any of the Registrable Securities
covered by such registration are to be sold in an underwritten offering and the managing underwriters shall have advised the Holders of Registrable Securities demanding such registration that, in their opinion, the total number or dollar amount of the securities requested to be included in such registration by the Prior Holders, together with the Registrable Securities demanded to be registered hereunder, exceeds the number of securities which can be sold in such offering, the Company shall include in such registration:
                         (1)  first, all securities requested to
be included in such registration by the Holders of Registrable Securities demanding such registration; and
                         (2)  second, the number of such shares
of Common Stock requested to be included in such registration in excess of the number of securities the holders of Registrable Securities demanding such registration propose to sell which, in the opinion of such underwriters, can be sold (allocated pro rata among the Prior Holders on the basis of the number of shares requested to be included therein by each such holder).
          B. Piggyback Registration. 1. If the Company proposes to register any shares of Common Stock under the Act (other than in connection with a merger, consolidation or similar plan of acquisition or pursuant to Forms S-4 or S-8 or comparable or successor registration forms or pursuant to the Shelf Registration as such term is defined in the Prior Agreements) it will give written notice thereof at least 30 days prior to the filing of each such Registration Statement to each of the Holders. If any Holder notifies the Company in writing within 20 days after receipt of any such notice of its desire to include Registrable Securities in the proposed Registration Statement, the Company shall afford such Holder the opportunity to have its Registrable Securities registered pursuant to such Registration Statement.
               2.   Notwithstanding the foregoing, if such
Registration Statement relates to an underwritten offering, the Company shall not be required under this Section 6.2 to include any Registrable Securities of any Holder who does not accept the terms of the underwriting as agreed to by the Company (or, in the case of a secondary registration, the securityholders initiating such registration) and the underwriters selected by the Company or such securityholders, and then only in such quantity as will not (in the opinion of such underwriters) adversely affect the success of the offering by the Company or such securityholders. If the total amount of securities (including Registrable Securities) to be included in such Registration Statement exceeds the amount that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering:
                    A.   If the registration is a primary
registration on behalf of the Company:
                         (i)  first, all shares of Common Stock
the Company proposes to sell; and
                         (ii)      second, the number of
Registrable Securities and such other shares of Common Stock requested to be included in such registration in excess of the shares the Company proposes to sell which, in the opinion of such underwriter, can be sold (allocated pro rata among the Holders and the holders of such other shares of Common Stock on the basis of the number of securities requested to be included therein by each such Holder and holder).
                    B.   If the registration is a secondary
registration on behalf of holders of Common Stock:
                         (i)  first, all shares of Common Stock
requested to be included in such registration by the securityholders initiating the registration; and
                         (ii)      second, the number of
Registrable Securities and such other shares of Common Stock requested to be included in such registration in excess of the shares such initiating holders propose to sell which, in the opinion of such underwriters, can be sold (allocated pro rata among the Holders and the holders of such other shares of Common Stock on the basis of the number of securities requested to be included therein by each such Holder and holder).
               3. Notwithstanding any provision of this Section 6, the Company shall have the right with respect to any primary registration on its behalf at any time after it shall have given written notice pursuant to this Section 6.2 (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.
          C. Holdback Agreements. 1. Each Holder of Registrable Securities agrees, if requested by the managing underwriters of any Registration Statement filed pursuant to
Section 6.1 or 6.2 or any primary Registration Statement filed by the Company on its behalf, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration) during the ten-day period prior to, and during the 90-day period beginning on, the closing date of each such underwritten offering, without the consent of the managing underwriters, to the extent such Holder is timely notified in writing by the Company or the managing underwriters.
               2.   The Company agrees:
                    a.   at the request of the managing
underwriters of each underwritten offering made pursuant to a Registration Statement filed under Section 6.1 hereof, not to effect any public or private sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Regulation D under the Act, during the ten-day period prior to and during the 90-day period beginning on, the closing date of such underwritten offering, without the consent of the managing underwriters, to the extent the Company is timely notified in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form to such Forms); and
                    b.   at the request of the managing
underwriters, to use best efforts to cause each officer and director of the Company who is a holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration, if permitted, or with the consent of the managing underwriter of such underwritten offering).
          D. Registration Procedures. In connection with any registration of Registrable Securities under Section 6.1 or 6.2 the Company agrees as follows:
               1. before filing a Registration Statement or a Prospectus or any amendments or supplements thereto (excluding documents incorporated by reference), furnish to the Holders and the underwriters, if any, copies of all such documents proposed to be filed, and the Company shall not file any Registration Statement or amendment or supplement thereto or Prospectus to which the holders of a majority of the Registrable Securities covered in such Registration Statement or the underwriters, if any, shall reasonably object;
               2.   in the case of a registration pursuant to
Section 6.1, (i) prepare and file with the SEC such amendments or supplements to the Prospectus and such post-effective amendments to the Registration Statement as may be necessary to keep the Prospectus current for the period set forth in Section 6.1(b), and (ii) otherwise comply with the provisions of the Act applicable to it in connection with the offer and sale of the Registrable Securities pursuant to the Registration Statement during the period referred to in Section 6.1(b) in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement;
               3. notify the Holders of Registrable Securities being registered and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing (1) when the Registration Statement, the Prospectus or any supplement or amendment thereto has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by Section (j) below cease to be true and correct,
(5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in any material respect;
               4.   use reasonable efforts to obtain the
withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;
               5. if requested by the managing underwriters or the Holders of a majority of the Registrable Securities being registered, incorporate in the Registration Statement, the Prospectus or any supplement or amendment thereto such information as the managing underwriters or such Holders agree should be included therein relating to the distribution of the Registrable Securities, including, without limitation, with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of any such Registration Statement, Prospectus, amendment or supplement as soon as practicable following the notification of the matters to be incorporated therein;
               6. furnish to each Holder of the Registrable Securities being registered and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules and all documents incorporated therein by reference;
               7.   deliver to each Holder of Registrable
Securities being registered and the underwriters, if any, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
               8. prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify, and to cooperate with the Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky of such jurisdictions as any such Holder or underwriter reasonably requests in writing; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
               9. upon the occurrence of any event contemplated by Section (c)(6) above, prepare a post-effective amendment to the Registration Statement and/or a supplement to the Prospectus and/or an amendment to any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
               10. enter into such agreements (including an underwriting agreement) in order to expedite or facilitate the disposition of the Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration
(1) make such representations and warranties to the Holders of Registrable Securities being registered and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when customarily requested; (2) obtain opinions of counsel to the Company and updates thereof addressed to each such Holders and the underwriters, if any, covering the matters customary in underwritten primary offerings; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to such Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth indemnification and contribution provisions and procedures substantially equivalent to those contained in Section 6.6 hereof with respect to all parties to be indemnified pursuant to said Section; and
               11. use its best efforts to list the Registrable Securities on the securities exchange on which the Company's Common Stock is then listed, if any.
          The Company may require each Holder to furnish to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.
          Each Holder agrees by acquisition of Preferred Shares or Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(i) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.4(i) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.
          E.   Registration Expenses.
          Except as otherwise provided below, all expenses incident to the Company's performance of or compliance with this
Section 6, including, without limitation, all registration and filing fees, including with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriters may designate), printing expenses, mailing and delivery expenses, and fees and disbursements of counsel for the Company, and of all independent certified public accountants (including the expenses of any "cold comfort" letters required by or incident to such performance) will be borne by the Company. The Company shall not be liable for, and the Holders shall bear, any discounts, commissions, selling fees of or other payments to, underwriters, selling brokers or similar persons relating to the distribution of the Registrable Securities and the fees and expenses of counsel for such Holder. Except as provided above, any underwriter shall bear the fees and expenses of its counsel. The Company shall not be liable for any stock transfer taxes in connection with any resale of Registrable Securities by a Holder.
          F.   Indemnification.
               1. The Company will indemnify and hold each Holder, each officer, director or partner thereof, each underwriter involved in the offering of Registrable Securities pursuant to a Registration Statement, and each person who controls any such Holder or any such underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (each such Holder, each such underwriter and each such controlling person being referred to as an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Indemnified Person expressly for use therein. Notwithstanding the foregoing, the Company shall not be obligated to so indemnify any such Holder, underwriter or controlling person with respect to any such loss, claim, damage, liability or expense arising out of the failure by such Holder or underwriter to comply with the prospectus delivery requirements under the Act and the rules and regulations promulgated thereunder.
               2. If any action or proceeding (including any governmental investigation) shall be brought, threatened or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company, such Indemnified Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including employment of counsel and the payment of all expenses related thereto. Any such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company has agreed to pay such fees and expenses; or (ii) the Company shall have failed to assume the defense of such action or proceeding and employ counsel in such action or proceeding; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there is reasonable likelihood that a conflict of interest will exist between such Indemnified Person and the Company (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person); provided, however, that the Company will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons, which firm shall be designated in writing by a majority in interest of such Indemnified Persons. The Company shall not be liable for any default judgment caused by any Indemnified Person or settlement of any such action or proceeding or confession of judgment without its prior written consent, but if settled with its written consent, or if there be a final judgment (other than such default judgment) for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. If the Company agrees to a settlement of an action or proceeding against an Indemnified Person which does not involve any finding or admission of liability or wrongdoing on the part of the Indemnified Person and stands ready, willing and able to pay such settlement and the Indemnified Person refuses to settle, then the Indemnified Person shall continue the defense at its own expense and the Company shall be responsible to indemnify only the lesser of the amount of the settlement accepted by the Company or the cost of the final disposition of the claim.
               3. Each Holder agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the 1934 Act, to the same extent as the indemnity from the Company to each Indemnified Person set forth in Section 6.6(a), but only (i) with respect to untrue statements, alleged untrue statements, omissions or alleged omissions relating to such Holder or an Indemnified Person who is such by reason of such person's relationship to such Holder, furnished in writing by such Holder or such person to the Company expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto and (ii) with respect to any failure by such Holder to comply with the prospectus delivery requirements under the Act and the rules and regulations thereunder. In case any action or proceeding shall be brought against the Company or its officers or directors or any such controlling person in respect of which indemnity may be sought against a Holder under the provisions of this Section 6.6(c), such Holder shall have the rights and duties given to the Company and each of the Company or its directors or its officers or its controlling persons shall have the rights and duties given to each Holder and other Indemnified Persons, under the terms of Section 6.6(b) above. In no event shall the obligation of the Holder hereunder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligations.
               4.   If the indemnification provided for under
Section 6.6(a) or Section 6.6(c) hereof is unavailable to an indemnified party thereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Holders, on the other, of the transactions contemplated by the Registration Statement, the relative fault of the Company, on the one hand, and of the Holders, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by such Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
Notwithstanding the provisions of this paragraph (d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of its shares exceeds the amount of any damages it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Subsection 11(f) of the

Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.
          G. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Holder to a transferee or assignee of the Preferred Shares or the Registrable Securities, or any of them; provided that (a) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) immediately following such transfer, such securities shall constitute Restricted Securities.
          H. Amendment of Registration Rights. Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities (assuming for this purpose all Preferred Shares then outstanding had been converted). Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each holder of any Preferred Shares, each Holder of Registrable Securities and the Company.
          I. Rule 144. The Company covenants that it shall file the reports and documents required to be filed by it under the Act and the 34 Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Act pursuant to Rule 144 thereunder, as such rule may be amended from time to time, or any successor rule or regulation hereafter adopted by the SEC.
          J. Termination of Registration Rights. The provisions of this Section 6 (other than Section 6.6 with respect to any then pending claim for indemnification thereunder), and the rights and obligations of the parties under such provisions, will terminate on the earlier of (i) the fifth anniversary of the Closing or (ii) in the case of a Holder's rights under Section 6.1, the date on which the number of Registrable Securities shall be less than 500,000 Conversion Shares, which number shall be proportionately adjusted in the event of any stock splits, stock dividends, combinations or recapitalizations involving the Common Stock.
     VII. Other Agreements of Company. Promptly following the filing thereof with the SEC, the Company shall deliver to the Subscriber a copy of each of the Company's reports, documents and other filings made pursuant to Section 13 or 15(d) of the 34 Act.
     VIII.     Miscellaneous.
          1. Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated hereby.
          2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed or sent by facsimile transmission or, if mailed by certified or registered mail, three days after the date of deposit in the mails, as follows:
if to the Company, one copy to:

Premier Parks Inc.
122 East 42nd Street
New York, New York  10168
Attn: Kieran E. Burke
Telecopier: (212) 949-6203

with a copy to:

Baer Marks & Upham
805 Third Avenue, 20th Floor
New York, New York 10022
Attn: James M. Coughlin
Telecopier: (212) 702-5810


          If to the Subscriber, one copy to the address indicated on the signature page hereof.
          Any party, by notice given in accordance with this Section to the other party, may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.
               3. Entire Agreement. This Agreement constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements or undertakings, written or oral, and all contemporaneous oral agreements or understandings with respect to such subject matter.
               4.   Amendments.  Except as otherwise provided in
Section 6.8, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.
               5. No Waiver. Any failure or delay on the part of a party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available in law or in equity.
               6. Severability. If any provisions of this Agreement for any reason shall be held to be illegal, invalid, or unenforceable, such illegality shall not effect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been herein.
               7.   Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.
               8. Binding Effect. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Except as provided in Section 6.7, this Agreement may not be assigned by either party without the express written consent of the other and any purported assignment, unless so consented to, shall be void and without effect. Except as provided in Section 6.7, nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective representatives and successors any rights or benefits under or by reason of this Agreement.
               9. Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
               10. Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     IN WITNESS WHEREOF, the Subscriber hereto has executed this Agreement as of the 27th day of July, 1995.

Number of Shares:  125,000
                 -----------------------

Aggregate Purchase Price: $ 12,500,000
                    --------------------

Hanseatic Corporation
----------------------------------------
Name of Subscriber [Typed or Printed]


s/Paul A. Biddelman, Treasurer
----------------------------------------
Signature(s) and title, if applicable



Address:   450 Park Avenue, Suite 2302
           ----------------------------
           New York, New York 10022
---------------------------------------

Telecopier Number:  (212) 223-2425
                  ---------------------

Wire Transfer Information:
                      -----------------

Name of Transferring Bank:
                       ----------------


Name of Account:
               ------------------------
Account Number:
                                        ------------------------

Accepted as of August 14, 1995

PREMIER PARKS INC.


By: s/Kieran E. Burke
   -----------------------------
     Kieran E. Burke
     Chairman of the Board

                            EXHIBIT A


             [Form of Opinion of Baer Marks & Upham]



     (a) Each of the Company and Tierco Maryland, Inc., Frontier City Properties, Inc., Tierco Water Park, Inc. and Frontier City Partners Limited Partnership (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries is duly qualified and in good standing in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted.

     (b) To the knowledge of such counsel, neither the Company nor any Subsidiary is in violation of its charter or by-laws (or other organizational documents) or in default in any material respect under any indenture, mortgage, deed of trust, note, bank loan or credit agreement, or any other agreement or instrument known to such counsel and which is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which they are bound. To the knowledge of such counsel, each of the Company and its Subsidiaries is in compliance with all federal and New York State laws, rules, regulations and all judgments, orders and decrees known to such counsel of any government or governmental agency or instrumentality applicable to its business and properties, except where the failure to so comply would not, in the aggregate, have a material adverse effect upon the financial condition of the Company and its Subsidiaries, taken as a whole.

     (c) All of the outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable, free of preemptive rights, and prior to the Placement, the capitalization of the Company was as set forth in the Memorandum.

     (d) To the knowledge of such counsel, (i) all of the issued and outstanding capital stock (or other equity interest) of each Subsidiary has been duly and validly issued and is fully paid and non-assessable and is owned directly or indirectly by the Company and (ii) there are no outstanding warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock (or other equity interests) of any Subsidiary.

     A\A To the knowledge of such counsel, there is no action, suit or proceeding before or by any court or governmental agency now pending against the Company or any Subsidiary that would result in a material adverse change in the condition (financial or otherwise) or earnings of the Company and its Subsidiaries, taken as a whole, or that would materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement or Subscription Agreements.

     (f) The Company has full corporate power and authority to enter into the Subscription Agreements and to issue and sell the Preferred Shares on the terms and conditions set forth therein. The execution and delivery of the Subscription Agreements, the Merger Agreement, the Senior Notes and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Company. The Subscription Agreements, the Merger Agreement and the Senior Notes have been duly executed and delivered and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally, except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity) and except that the rights to indemnification provided for therein are limited by federal and state securities laws.

     (g) The Certificate has been duly filed with the Secretary of State of the State of Delaware. The Preferred Shares, the Dividend Shares and the Conversion Shares, when issued, delivered and paid for in accordance with the terms of the Subscription Agreements and the Certificate, will be duly and validly issued, fully paid and non-assessable and shall be free and clear of all liens, claims and encumbrances. The Dividend Shares and the Conversion Shares have been duly reserved for issuance by the Company. Upon the filing of a certificate of merger in the offices of the Secretary of State of the State of Ohio in evidence of the terms of the Merger Agreement, the merger pursuant to the Merger Agreement shall become effective.

     (h) The execution, delivery and performance of the Subscription Agreements, the Merger Agreement or the Senior Notes by the Company (i) will not constitute a default under or conflict with the Company's charter or bylaws or any agreement or other instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, (ii) will not conflict with or violate any order, judgment or decree known to such counsel applicable to the Company or any Subsidiary and (iii) to the knowledge of such counsel, do not require the consent of any person or entity, other than those that will have been obtained prior to the Closing Date.

     (i) Assuming the accuracy of the representations and warranties of the Subscribers contained in Section 4 of the Subscription Agreements, the issuance and sale of the Preferred Shares is exempt from the registration requirements of the Act.

EXHIBIT B


     Under Regulation D promulgated under the Securities Act of
1933, as amended, an "accredited investor" is:

(a) A natural person who had individual income of more than $200,000 in each of the most recent two years, or joint income with that person's spouse in excess of $300,000 in each of the most recent two years and who reasonably expects to reach that same income level for the current year. For this purpose, "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, (A) increased by the individuals share (and not a spouse's share) of: (i) the amount of any tax exempt interest income received, (ii) amounts contributed to an IRA or Keogh retirement plan, (iii) alimony paid, and (iv) the excluded portion of any long-term capital gains, and (B) adjusted, plus or minus, for any non-cash loss or gain, respectively, reported for federal income;

(b) A natural person whose individual net worth is in excess of $1,000,000. For this purpose, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, provided, however, for the purpose of determining a person's net worth, the principal residence owned by an individual shall be valued at cost, including the cost of improvements, net of current encumbrances upon the property or valued on the basis of a written appraisal used by an institutional lender making a loan secured by the property. For the purposes of this provision, "institutional lender" means a bank, savings and loan association, industrial loan company, credit union, personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more. Any person relying on the appraisal value of a principal residence must deliver to the Company, at or prior to the date of execution hereof, a copy of such appraisal;

(c) A trust, with total assets in excess of $5,000,000, which is not formed for the purpose of acquiring the Shares and whose purchase is directed by a person who has such knowledge and experience in financial business matters that such person is capable of evaluating the risks and merits of an investment in the Shares;

(d)  A corporation, a partnership, an organization described in
     Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(e) A bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Sec-tion 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under
     Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if the employee benefit plan is a self-directed plan, the invested decision is made solely by persons who are accredited investors;

(f)  A private business development company as defined in Section
     202(a)(22) of the Investment Advisers Act of 1940; or

(g) An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.